Multi-Corp International Inc.

PRESS RELEASE

Multi-Corp International Inc. Announces Results of Independent Reserve Evaluation of $ 79,433,000 Plus, Net Present Value

March 11, 2013 – Texas – Multi-Corp International Inc. (the “Corporation”) ( OTCQB-MULI) is pleased to announce the results of an independent reserve evaluation on its oil property in the Cave Pool field in Eddy County, New Mexico, USA.

The Corporation owns a 100% working interest in 2,800 acres in the Cave Pool Unit and field, which contains approximately 40 wells, that have produced but are currently shut-in. An independent reserve evaluation prepared by Chapman Petroleum Engineering Ltd. indicates estimated Proved light oil reserves of 386,000 STB having a net present value of $11,954,000 at 10% DCF/annum and additional Probable reserves of 1,570,000 STB, having a value of $67,479,000 at 10% DCF/annum. Production of these reserves will be realized through drilling of wells on unexploited locations from the Grayburg sand identified on well logs of the existing wells on these lands. Some of the wells on these lands will be re-entered for production from previously uncompleted zones in the Grayburg reservoir.

The Current Net Present Value of the P1 and P2 reserves are estimated to be worth combined around $79,433,000 plus and this does not include the value in the P3 reserve.

All numbers are obtained from the Independent Reserve Evaluation report , Reference Page 20 of the Report for P1 and P2 Reserve

A copy of the report can be found as an exhibit to the Form 8-K the Corporation filed with the SEC on March 6, 2013.

About Multi-Corp International, Inc. (MULI)

Multi-Corp International is an Exploration and Production (E&P) company focused on delivering superior operating and financial results by developing and acquiring oil and gas resources initially in New Mexico and then throughout North America, that are contributing to the country's energy security and vital to the world's health and welfare.

The Cave Pool Unit property covers 2,800 acres located within Eddy County, NM. It is located within the prolific Artesia Vacuum Trend – more specifically within the Grayburg Jackson Pool. The Artesia Vacuum Trend play contains thirteen reservoirs with more than 1 MMBO cumulative production. Cumulative production from these 13 reservoirs was 796 MMBO as of 2000.  Depths to the top of reservoirs range from 1290 to 4700 ft. This is a mature play, especially within the highly productive San Andres carbonates. Recent development of lower permeability Grayburg sandstones in the Grayburg Jackson reservoir during the mid-1990's has been successful to the point of reversing production decline and is a major focus of current and future development.

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs and results of our exploration program at our properties and any anticipated future production. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with petroleum exploration and development stage exploration companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

ON BEHALF OF THE BOARD

Multi-Corp International, Inc.

Contact
Investor Relations:
info@multi-corpinternational.com